Exhibit 10.1

SECOND AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

This Second Amendment to Agreement and Plan of Merger (this “Amendment”) is entered into as of February 11, 2023, by and among Reflect Systems, Inc., a Delaware corporation (the “Company” or “Surviving Corporation”), Creative Realities, Inc., a Minnesota corporation (“Parent”), and RSI Exit Corporation, a Texas corporation (“Stockholders’ Representative”).

RECITALS

A.    On November 12, 2021, the parties entered into that certain Agreement and Plan of Merger (as amended on February 8, 2022, the “Agreement”).

B.    The parties consummated the transactions contemplated by the Agreement on February 17, 2022.

C.    Pursuant to the Agreement, the parties have calculated and agreed upon the amount of the post-closing merger consideration adjustment set forth in Section 1.11 of the Agreement, and the process by which such adjustment will be paid.

D.    The parties have agreed to amend the terms of the Escrow Agreement and Secured Promissory Note upon the terms set forth in the “Escrow Amendment” and “Note Amendment” (each as defined below).

E.    In connection with the foregoing, the parties desire to amend the terms of the Agreement pursuant to Section 11.5 of the Agreement, upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements specified in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.        Definitions. Capitalized terms used in this Amendment (including the Recitals) and not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement.

2.       Amendments to Escrow Agreement and Secured Promissory Note. The parties agree to execute, contemporaneously with the execution of this Amendment, the form of First Amendment to Escrow Agreement attached to this Amendment as Exhibit A (the “Escrow Amendment”), and the form of First Amendment to Note and Security Agreement attached to this Amendment as Exhibit B (the “Note Amendment”), and all references in the Agreement and Transactions Agreements to the “Escrow Agreement” and “Secured Promissory Note” shall hereafter be deemed to refer to the Escrow Agreement, as amended by the Escrow Amendment, and the Secured Promissory Note, as amended by the Note Amendment, respectively. The extension of the Escrow Termination Date to February 17, 2024 by the Escrow Amendment shall in no event extend the time period for Parent or Surviving Corporation or any Affiliate thereof making any claims under the Escrow Agreement beyond the original Escrow Termination Date of February 17, 2023.

3.       Post-Closing Merger Consideration Adjustment. The parties agree that, after review, calculation, discussion and final agreement of the Actual Closing Balance Sheet, Actual Cash, Actual Indebtedness, Actual Transaction Expenses (including, without limitation, all employment-related Taxes) and Actual Working Capital, that Parent is entitled to receive an aggregate of $241,817.43 (as may be adjusted downward prior to payment pursuant to Section 4 of this Amendment, the “Claim Amount”) pursuant to Section 1.11(e)(ii) of the Agreement. Notwithstanding Section 1.11(e)(ii) of the Agreement, the Claim Amount will be satisfied on the earlier of (i) the date on which Surviving Corporation or Parent actually receives payment in full of the ERCs, or (ii) the “Maturity Date” of the Secured Promissory Note (such earlier date, the “Settlement Date”), upon the terms set forth in Sections 5 and 6 below. On the Initial Escrow Release Date, Parent agrees to prepare and execute a Joint Written Direction (to be signed by the Stockholders’ Representative) directing the Escrow Agent to release the Indemnity Escrow Fund and the entire NWC Escrow Fund to the Exchange Agent for distribution to Stockholders.

4.       Accounts Receivable. The parties acknowledge that the Claim Amount includes a reduction in the Actual Working Capital based upon the inclusion of those accounts receivable set forth on Exhibit C having an aggregate value of $26,670.18 that were included by the Company in the Estimated Working Capital but remain uncollected as of the date hereof (the “Uncollected A/R”). The Claim Amount will be reduced to the extent that the Parent or Surviving Corporation actually receives payment for any Uncollected A/R prior to the Settlement Date (as defined below). Upon request of Stockholders’ Representative, Parent and the Surviving Corporation shall use their use their good faith, commercially reasonable efforts to assign to Stockholders’ Representative the Company’s rights to collect the Uncollected A/R that are indicated as “Eligible for Assignment” on Exhibit C.

5.       Employer Retention Credits. The parties acknowledge that prior to Closing, the Company’s payroll provider submitted to the IRS documentation seeking $241,817.43 for employer retention tax credits based on operations of the Company prior to Closing (the “ERCs”). Any payments of the ERCs actually received by Parent or the Surviving Corporation, (i) prior to or on the Settlement Date will be retained by Parent and Surviving Corporation and credited against the Claim Amount on a dollar-for-dollar basis, and (ii) after the Settlement Date will be paid by Parent or the Surviving Corporation to the Stockholders within five (5) Business Days of receipt of the later of (A) receipt of such ERCs by the Parent or the Surviving Corporation and (B) a true and correct list, certified by the Stockholders’ Representative to the Parent and Surviving Corporation, of the percentage of the amount of the ERCs that each of the Stockholders are entitled to, together with the mailing address to which such amounts (when received and determined) should be sent.

6.       Offset to Secured Promissory Note. If on any scheduled payment date under the Secured Promissory Note, the Claim Amount exceeds the outstanding amount of the principal and accrued and unpaid interest owing on the Secured Promissory Note, Parent may offset, on a dollar-for-dollar basis, such scheduled payment from the Claim Amount (with such offset reducing first any fees owed, second accrued and unpaid interest, and third the outstanding principal balance thereunder) and, in such case, the Claim Amount shall be reduced on a dollar-for-dollar basis.

7.       Update Meetings. Parent’s Chief Executive Officer and Chief Financial Officer will provide an update to the Stockholders’ Representative, or meet with Stockholders’ Representative to update the Stockholders’ Representative, at least quarterly, regarding collection efforts to obtain the ERCs, the status of any pending escrow activities and other pertinent items requested by the Stockholders’ Representative.

8.       Retention Bonus Play Payments. On or about February 17, 2023, Stockholders’ Representative and Parent agree to provide to Escrow Agent a joint written direction directing that all of the cash “Awards” payable on such “Vesting Date” to “Participants” in the Retention Plan (as such terms are defined therein) will be paid directly to Parent for subsequent payments to the Participants, and Parent shall coordinate with each Participant to ensure that the proper amount of the Awards (cash and Parent common stock) are properly paid to the Participants, net of withholdings under applicable law (through Parent’s payroll provider).

9.       Representations and Warranties. Each of the parties represents and warrants that (a) it has all requisite power and authority to execute and deliver this Amendment, (b) the execution and delivery by such party of this Amendment has been duly and properly authorized, and (c) this Amendment constitutes the legal, valid and binding obligations of such party, Enforceable against such party in accordance with its terms, except as limited by the Enforceability Exceptions.

10.     No Other Modification. Except as expressly set forth herein, the Agreement and Note shall remain in full force and effect and shall not be modified except as set forth in this Amendment.

11.     Governing Law. This Amendment, the rights of the parties and all Actions arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule of the State of Delaware or of any other jurisdiction that would cause the application of the laws of any other jurisdiction other than Delaware.

12.    Counterparts; Execution. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Amendment will become effective when duly executed by each party hereto. Facsimile or other electronically scanned and transmitted signatures, including by email attachment, shall be deemed originals and shall constitute valid execution and acceptance of this Agreement by the signing/transmitting party.

Signature Page follows

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Amendment to Agreement and Plan of Merger as of the date first set forth above.

COMPANY:

Reflect Systems, Inc. By: /s/ Rick Mills Name: Rick Mills Title: Chief Executive Officer

PARENT:

Creative Realities, Inc. By: /s/ Rick Mills Name: Rick Mills Title: Chief Executive Officer

STOCKHOLDERS’ REPRESENTATIVE:

RSI Exit Corporation

By: /s/ William Warren Name: William Warren Title: President